As filed with the Securities and Exchange Commission on February 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRENTISS PROPERTIES TRUST

(Exact name of Registrant as specified in its charter)

Maryland	75-2661588
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3890 West Northwest Highway Suite 400 Dallas, Texas	75220
(Address of principal executive offices)	(Zip Code)

Prentiss Properties Trust 1996 Share Incentive Plan

Prentiss Properties Trust Amended and Restated Trustees’ Share Incentive Plan

(Full title of the plans)

Gregory S. Imhoff

Prentiss Properties Trust

3890 West Northwest Highway, Suite 400

Dallas, Texas 75220

(214) 654-0886

(Name and address, including zip code, and

telephone number of agent for service)

Copy to:

Michael E. Dillard, P.C.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201-4675

(214) 969-2800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares of Beneficial Interest, par value $0.01 per share (3)	1,550,000	$35.49	$55,009,500	$6,474.68
Preferred Share Purchase Rights	(4)	N/A(4)	N/A(4)	None(4)

(1)	Of the amount to be registered, 1,500,000 shares are issuable upon exercise of options available for grant under the 1996 Share Incentive Plan and 50,000 shares are available for grant under the Amended and Restated Trustees’ Share Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.

(2)	Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Shares to be registered has been calculated as the average of the high and low sales prices of the Common Shares of Prentiss Properties Trust on February 7, 2005, as reported by the New York Stock Exchange.

(3)	One Preferred Share Purchase Right will be issued with each Common Share. As no additional consideration will be received for the Preferred Share Purchase Rights, no registration fee is required with respect to them under Rule 457(i).

(4)	The rights to purchase Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, par value $0.01 per share, are attached to and trade with the common shares. As no additional consideration will be received for the rights, no registration fee is required with respect to them under Rule 457(i). Rule 457(g) of the Securities Act of 1933 does not require the payment of a registration fee because the Company is registering the rights in the same registration statement as the securities being offered pursuant to the rights.

Explanatory Note

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans was filed with the Securities and Exchange Commission on May 28, 1999. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-79623), filed with the Securities and Exchange Commission on May 28, 1999, are incorporated herein by reference. Additional securities were also registered under the 1996 Share Incentive Plan on August 28, 2001 on Form S-8 (File No. 333-68520) and under the Amended and Restated Trustees’ Share Incentive Plan on July 24, 2002 on Form S-8 (File No. 333-97045). Capitalized terms used but not defined herein shall have the meanings assigned to them in the incorporated document.

Sixth Amendment to the 1996 Share Incentive Plan

The Sixth Amendment to the 1996 Share Incentive Plan (the “Amendment”) of Prentiss Properties Trust (the “Company”) amends the Company’s 1996 Share Incentive Plan, as amended (the “Plan”) in that the Amendment increases the number of shares of the Company’s common shares, par value $0.01 per share (the “Common Stock”), available for issuance under the Plan by 1,500,000 shares. The Amendment was approved by the Company’s shareholders at the Company’s annual meeting on May 5, 2004.

Second Amendment to the Amended and Restated Trustees’ Share Incentive Plan

The Second Amendment to the Amended and Restated Trustees’ Share Incentive Plan (the “Trustees’ Amendment”) of the Company amends the Company’s Trustees’ Share Incentive Plan that was adopted by the Company’s Board of Trustees on October 15, 1996 and amended and restated effective as of May 15, 2002 and as amended by that certain Amendment No. 1, dated October 23, 2002 (the “Trustees’ Plan”) in that the Trustees’ Amendment increases the number of shares of the Company’s Common Stock, available for issuance under the Trustees’ Plan, by 50,000 shares. The Trustees’ Amendment was approved by the Company’s shareholders at the Company’s annual meeting on May 5, 2004.

Incorporation of Documents by Reference

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof until our offering is completed.

1.	The Company’s Annual Report on Form 10-K, file No. 001-14516, filed on March 15, 2004, for the year ended December 31, 2003;

2.	The Company’s Quarterly Report on Form 10-Q, file No. 001-14516, filed on May 7, 2004 for quarter ended March 31, 2004;

3.	The Company’s Quarterly Report on Form 10-Q, file No. 001-14516, filed on August 6, 2004 for quarter ended June 30, 2004;

4.	The Company’s Quarterly Report on Form 10-Q, file No. 001-14516, filed on November 8, 2004 for quarter ended September 30, 2004;

5.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on February 5, 2004;

6.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on April 15, 2004;

7.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on July 14, 2004;

8.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on October 14, 2004 (as amended by the Company’s Amended Current Report on Form 8-K/A filed on December 23, 2004);

9.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on October 19, 2004;

10.	The Company’s Current Report on Form 8-K, file No. 001-14516, filed on February 2, 2005;

11.	The Company’s Proxy Statement on Schedule 14A, file No. 001-14516, relating to the Company’s Annual Meeting of Shareholders held May 5, 2004; and

12.	The updated description of securities contained in our registration statement on Form 8-A12B/A, File No. 001-14516, filed on January 26, 2004, under the Securities Exchange Act; including any reports filed under the Securities Exchange Act for the purpose of updating such description.

Interests of Named Experts and Counsel

The validity of the issuance of the Common Shares offered by this Registration Statement will be passed on by Venable LLP.

Indemnification of Trustees and Officers

The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his status as present or former shareholder, Trustee or officer of the Trust. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

The Company entered into indemnification agreements with each of its trustees and officers on November 5, 2004. The indemnification agreements require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. As a traditional form of contract, the indemnification agreements may provide greater assurance to trustees and officers that indemnification will be available. In certain instances, the indemnification agreements provide protection beyond the indemnification provisions of Maryland law and also provide the Company’s trustees and directors with specific benefits not provided by Maryland law, including (a) specific time frames for the Company to respond to requests for indemnification or advancement of expenses, (b) internal corporate procedures for the determination of whether the trustee or officer is entitled to indemnification, (c) removal of the rebuttable presumption that a trustee or officer did not satisfy his or her standard of conduct if the proceeding against the trustee or officer ends in a conviction or nolo contendere plea, and (d) clarity of remedies available to the indemnified party if the Company denies indemnification and expense advance.

Exhibits

See Index to Exhibits, attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas as of February 14, 2005.

PRENTISS PROPERTIES TRUST

By:	/S/ THOMAS F. AUGUST
Thomas F. August
President and Chief Operating Officer

POWER OF ATTORNEY

The undersigned directors and officers of Prentiss Properties Trust hereby constitute and appoint Thomas F. August and Gregory S. Imhoff, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of February 14, 2005.

Name	Title

/S/ MICHAEL V. PRENTISS Michael V. Prentiss	Chairman of the Board of Trustees

/S/ THOMAS F. AUGUST Thomas F. August	President, Chief Executive Officer and Trustee (Principal Executive Officer)

/S/ MICHAEL A. ERNST Michael A. Ernst	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ SCOTT W. FORDHAM Scott W. Fordham	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ THOMAS J. HYNES, JR. Thomas J. Hynes, Jr.	Trustee

/S/ BARRY J.C. PARKER Barry J.C. Parker	Trustee

/S/ LEONARDO M. RIGGS, JR. Leonard M. Riggs, Jr.	Trustee

/S/ RONALD G. STEINHART Ronald G. Steinhart	Trustee

/S/ LAWRENCE A. WILSON Lawrence A. Wilson	Trustee

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

4.1	Form of Common Share Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

4.2	Form of Series D Preferred Share Certificate (filed as Exhibit 4.4 to the Company’s Report on Form 10-K, filed March 27, 2001, File No. 001-14516).

4.3	Amended and Restated Declaration of Trust of the Registrant (filed as Exhibit 3.1 to our Form 10-K, filed on March 15, 2004, File No. 001-14516, and incorporated by reference herein).

4.4	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to our Form 10-Q, filed on May 15, 2002, File No. 001-14516, and incorporated by reference herein).

4.5	Amendment No. 1 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.3 to our Form 10-Q, filed on May 15, 2002, File No. 001-14516, and incorporated by reference herein).

4.6	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.4 to our Form 10-Q, filed on November 12, 2003, File No. 001-14516, and incorporated by reference herein).

4.7	Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of such Shares (filed as an Exhibit to our Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813 and incorporated by reference herein).

4.8	Articles Supplementary, dated June 25, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series B Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of such Shares (included as Exhibit 3.5 to our Form 10-Q, filed on August 12, 1998, File No. 001-14516).

4.9	Articles Supplementary, dated March 20, 2001 (filed as an Exhibit 3.6 to our Report on Form 10-K, filed March 27, 2001, File No. 001-14516, and incorporated by reference herein).

4.10	Articles Supplementary Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest and Fixing Distribution and Other Preferences and Rights of such Shares, dated March 20, 2001 (filed as an Exhibit 3.7 to our Report on Form 10-K, filed on March 27, 2001, File No. 001-14516, and incorporated by reference herein).

4.11	Articles Supplementary, dated January 4, 2002 (filed as Exhibit 3.7 to our Report on Form 10-K, filed on March 27, 2002, File No. 001-14516, and incorporated by reference herein).

4.12	Articles Supplementary, dated February 24, 2004, Declassifying the Series B Cumulative Redeemable Perpetual Preferred Shares (filed as Exhibit 3.10 to our Form 10-K, filed on March 15, 2004, File No. 001-14516, and incorporated by reference herein).

4.13	Amended and Restated Rights Agreement dated January 22, 2002, between Prentiss Properties Trust and EquiServe Trust Company, N.A., as Rights Agent (filed as Exhibit 1 to Amendment No. 2 to our Registration Statement on Form 8-A, filed on February 6, 2002, File No. 000-014516, and incorporated by reference herein).

4.14	First Amendment, dated June 26, 2002, to the Amended and Restated Rights Agreement between Prentiss Properties Trust and EquiServe Trust Company, N.A. as Rights Agent (filed as Exhibit 2 to Amendment No. 3 to our Registration Statement on Form 8-A, filed on June 27, 2002, File No. 000-014516, and incorporated by reference herein).

4.15	Second Amendment, dated October 21, 2003, to the Amended and Restated Rights Agreement between Prentiss Properties Trust and EquiServe Trust Company, N.A. as Rights Agent (filed as Exhibit 3 to Amendment No. 4 to our Registration Statement on Form 8-A, filed on January 26, 2004. File No. 001-014516, and incorporated by reference herein).

4.16	1996 Share Incentive Plan (filed as Exhibit 10.25 to Amendment No. 1 to our Registration Statement on Form S-11, File No. 333-09863, and incorporated by reference herein).

4.17	First Amendment, effective as of May 6, 1997, to the 1996 Share Incentive Plan (filed as Exhibit 4.6 to our Registration Statement on Form S-8, File No. 333-79623, filed on May 28, 1999, and incorporated by reference herein).

4.18	Second Amendment, effective as of May 5, 1998, to the 1996 Share Incentive Plan (filed as Exhibit 4.7 to our Registration Statement on Form S-8, File No. 333-79623, filed on May 28, 1999, and incorporated by reference herein).

4.19	Third Amendment, effective as of May 9, 2001, to the 1996 Share Incentive Plan (filed as Exhibit 4.5 to our Registration Statement on Form S-8, File No. 333-68520, filed on August 28, 2001, and incorporated by reference herein).

4.20	Amendment No. 4, effective as of October 15, 1996, to the 1996 Share Incentive Plan (filed as Exhibit 10.5 to our Form 10-Q, filed November 14, 2002, File No. 001-14516, and incorporated by reference herein).

4.21	Amendment No. 5, effective as of October 23, 2002, to the 1996 Share Incentive Plan (filed as Exhibit 10.6 to our Form 10-Q, filed November 14, 2002, File No. 001-14516).

*4.22	Sixth Amendment, effective as of May 5, 2004, to the 1996 Share Incentive Plan.

4.23	Amended and Restated Trustees’ Share Incentive Plan, effective as of May 15, 2002 (filed as Exhibit 4.12 to our Registration Statement on Form S-8, File No. 333-97045, filed on July 24, 2002, and incorporated by reference herein).

4.24	Amendment No. 1, effective as of October 23, 2002, to the Amended and Restated Trustees’ Share Incentive Plan (filed as Exhibit 10.8 to our Form 10-Q, filed November 14, 2002, File No. 001-14516).

*4.25	Second Amendment to the Amended and Restated Trustees’ Share Incentive Plan, effective as of May 5, 2004.

* 5	Opinion of Venable LLP.

*23.1	Consent of Venable LLP (included in Exhibit 5).

*23.2	Consent of PricewaterhouseCoopers LLP.

*24	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.